UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

Plastic2Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

20 Iroquois Street Niagara Falls, NY	14303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

NA

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 12, 2017, the Board of Directors (the “Board”) of Plastic2Oil, Inc., a Nevada corporation (the “Company”), increased the number of directors comprising the Board from two to four members and appointed Jason C. Aspin and Lee C. Brain to fill the vacancies created thereby. The biographical information of the two new directors is set forth below.

Jason C. Aspin

Jason C. Aspin, 51, is the Chief Executive Officer and Chief Technology Officer of Aspin Kemp & Associates (AKA), a Canadian technology company providing innovation and solutions to marine and land based power, energy and power to process applications. Mr. Aspin cofounded AKA in 1996 and has served on AKA’s board of directors for 21 years. He is a graduate of the Canadian Coast Guard College Marine Engineering program. The Board has concluded that Mr. Aspin is qualified to serve as a director of the Company because of his 22 years of executive business experience in the industrial electrical, automation and mechanical industry.

Lee C. Brain

Lee C. Brain, 49, is the owner and operator of Hess Millwork, a custom commercial cabinetry manufacturing business that services architectural and commercial construction firms. He founded Hess Millwork in 1996 and currently manages and oversees sales, estimating and production management staff with a focus on logistics, safety and quality. The Board has concluded that Mr. Brain is qualified to serve as a director of the Company due to his 27 years of executive experience, as well as his significant experience in business strategy and decision-making.

In connection with Mr. Aspin and Mr. Brain’s appointments to the Board, the Board approved a grant of options to each director to purchase 25,000 shares of the Company’s common stock under the Company’s 2012 Long-Term Incentive Plan. The options to be awarded to Mr. Aspin and Mr. Brain shall vest equally over two years on each anniversary of the date of appointment.

Section 8 — Other Events

Item 8.01.	Other Events.

On October 18, 2017, the Company’s Chief Executive Officer issued a letter to stockholders describing certain business updates, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

Dated: October 18, 2017	By:	/s/ Richard Heddle
Richard Heddle
President, Chief Executive Officer,
and Director